Exhibit 10.1

EXECUTION VERSION

NOTE SECURITY AGREEMENT

among

CELLU TISSUE HOLDINGS, INC.

and certain of its Subsidiaries,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

Dated as of June 3, 2009

i

6.3 Pledged Stock	20
6.4 Application of Proceeds	20
6.5 Code and Other Remedies	21
6.6 Registration Rights	22
6.7 Deficiency	23
6.8 Proceeds to be Turned Over To Collateral Agent	23

SECTION 7. ACTIONS AFTER EVENT OF DEFAULT	23
7.1 General Authority of the Collateral Agent over the Collateral	23
7.2 Judicial Proceedings and Insolvency Events	23
7.3 Right to Appoint a Receiver	23
7.4 Remedies Not Exclusive	24
7.5 Waiver and Estoppel	24
7.6 Limitation on Collateral Agent’s Duty in Respect of Collateral	25

SECTION 8. COLLATERAL ACCOUNT; DISTRIBUTIONS	25
8.1 The Collateral Account	25
8.2 Control of Collateral Account	25
8.3 Investment of Funds Deposited in Collateral Account	25
8.4 Withdrawals by the Grantors	26
8.5 Application of Moneys	26
8.6 Collateral Agent’s Calculations	26
8.7 Excess Payments	26

SECTION 9. AGREEMENTS WITH THE COLLATERAL AGENT	26
9.1 Delivery of Secured Debt Documents	26
9.2 Compensation and Expenses	26
9.3 Stamp and Other Similar Taxes	27
9.4 Filing Fees, Excise Taxes, Etc.	27
9.5 Indemnification	27
9.6 Collateral Agent’s Lien	27

SECTION 10. THE COLLATERAL AGENT	28
10.1 Collateral Agent’s Appointment as Attorney-in-Fact, etc.	28
10.2 Duty of Collateral Agent	29
10.3 Filing of Financing Statements	30
10.4 Authority of Collateral Agent	30
10.5 Exculpatory Provisions	30
10.6 Delegation of Duties	31
10.7 Reliance by Collateral Agent	31
10.8 Limitations on Duties of Collateral Agent	32
10.9 Moneys to be Held in Trust	33
10.10 Resignation and Removal of the Collateral Agent	33
10.11 Status of Successor Collateral Agent	34
10.12 Merger of the Collateral Agent	34
10.13 Co-Collateral Agent; Separate Collateral Agent	34

ii

10.14 Treatment of Payee or Indorsee by Collateral Agent; Representatives of Secured Parties	35

SECTION 11. MISCELLANEOUS	36
11.1 Notices	36
11.2 Amendments in Writing	36
11.3 No Waiver by Course of Conduct; Cumulative Remedies	37
11.4 Enforcement Expenses	37
11.5 Successors and Assigns	37
11.6 Counterparts	37
11.7 Severability	37
11.8 Section Headings	37
11.9 Integration	38
11.10 GOVERNING LAW	38
11.11 Submission To Jurisdiction; Waivers	38
11.12 Acknowledgements	38
11.13 Additional Grantors	39
11.14 Releases; Termination of Security Interests	39
11.15 Reinstatement	39
11.16 WAIVER OF JURY TRIAL	39
11.17 Force Majeure	39
11.18 No Liability for Clean-up of Hazardous Materials	40

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Deposit Accounts
Schedule 8	Section 3.4 Existing Exclusions

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Issuer’s Acknowledgement and Consent

iii

NOTE SECURITY AGREEMENT

NOTE SECURITY AGREEMENT, dated as of June 3, 2009, made by CELLU TISSUE HOLDINGS, INC. (the “Company”) and each of its subsidiaries signatories hereto (the Company and such subsidiaries, together with any other entity that may become a party hereto as provided herein, the “Grantors”) in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the holders of the notes (the “Holders”) issued pursuant to the Indenture, dated as of June 3, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the subsidiary guarantors parties thereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, pursuant to the Indenture, dated as of March 12, 2004 (as supplemented by the First Supplemental Indenture dated as of June 2, 2006, the Second Supplemental Indenture dated as of March 21, 2007, the Third Supplemental Indenture dated as of July 2, 2008 and the Fourth Supplemental Indenture dated as of April 8, 2009, the “Prior Indenture”), the Company has issued 9¾% Senior Secured Notes due 2010 (the “Prior Notes”) issued by the Company to the holders of the Prior Notes;

WHEREAS, the Company is entering into the Indenture for the purpose of refinancing and replacing the Prior Notes;

WHEREAS, pursuant to the Indenture, the Company has issued to the Holders its 11½% Senior Secured Notes due 2014, and may issue from time to time additional notes in connection with the provisions of the Indenture (as the same may be amended, restated, replaced, supplemented, substituted or otherwise modified from time to time, collectively, the “Notes”);

WHEREAS, pursuant to the Indenture, each Subsidiary Guarantor has guaranteed the obligations of the Company with respect to the Notes and the Indenture; and

WHEREAS, it is a condition precedent to the purchase by the Holders of the Notes that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders and the Trustee for the purpose of providing security for the Company Obligations and the Guarantor Obligations;

NOW, THEREFORE, in consideration of the premises, to induce the Holders to purchase the Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders and the Collateral Agent, as follows:

SECTION 1.  DEFINED TERMS

1.1  Definitions.  (a)  Unless otherwise defined herein, the following terms are used herein as defined in the New York UCC: Accessions, Account Debtor, Accounts, Certificate of Title, Certificated Security, Chattel Paper, Documents, Commercial Tort Claims, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations.

(b)  The following terms have the following meanings:

“Additional Interest”: any additional interest payable on the Notes pursuant to Section 2(d) of the Registration Rights Agreement.

“Affiliate”: as to any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Agreement”: this Note Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Asset Disposition”: as defined in the Indenture.

“Asset Swap”: as defined in the Indenture.

“Bank Administrative Agent”: the collective reference to JPMorgan Chase Bank, N.A., as U.S. administrative agent for the U.S. lenders and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent for the Canadian lenders, under the Pledge and Security Agreement and the General Security Agreement related to the Working Capital Facility.

“Bank Documents”: the collective reference to the Working Capital Facility and any other documents entered in connection therewith.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Capital Stock”: of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Equivalents”: as defined in the Indenture.

“Collateral”: the First-Priority Collateral and the Second-Priority Collateral.

“Collateral Accounts”: the First-Priority Collateral Account and the Second-Priority Collateral Account.

“Collateral Agent Fees”: all fees, costs and expenses of the Collateral Agent of the types described in Sections 9.2, 9.3, 9.4 and 9.5.

“Collateral Documents”: the collective reference to this Agreement, the Mortgages and each other document or agreement pursuant to which the Collateral Agent is granted a Lien in any or all of the Collateral for the benefit of the Secured Parties or is entitled to exercise, or restricted from exercising, any rights or remedies with respect to any or all of the Collateral and any other agreement, document or instrument delivered by or on behalf of any Grantor pursuant to or in connection with any of the foregoing.

“Company Obligations”: the collective reference to the unpaid principal of and interest (including Additional Interest) on the Notes and all other obligations and liabilities of the Company to the Collateral Agent or any Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Note Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest (including Additional Interest), reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Dollars” and “$”: lawful currency of the United States.

“Event of Default”: as defined in the Indenture.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“First-Priority Collateral”: with respect to each Grantor, the following property now owned or hereafter acquired by such Grantor or in which such Grantor has now or at any time in the future may acquire any right, title or interest: all Chattel Paper, Deposit Accounts (except to the extent that such Deposit Accounts or funds or other amounts credit thereto constitute Second-Priority Collateral), Documents (other than title documents with respect to Vehicles), Equipment, General Intangibles, Instruments, Intellectual Property, Investment Property, Letter-of-Credit Rights and all other property not described above, all books and records pertaining to the foregoing and, to the extent not otherwise included in the foregoing, all Proceeds, all Supporting Obligations and all products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; but, excluding, however, all Second-Priority Collateral and the property described in Section 3.4; provided, however, that any Collateral, regardless of type, received in connection with an Asset Disposition or Asset Swap of First-Priority Collateral or otherwise in exchange for First-Priority Collateral, or any additional issuance of Notes, pursuant to the terms of the Indenture shall be treated as First-Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that any Collateral of the type that constitutes First-Priority Collateral, if received in connection with an Asset Disposition or Asset Swap of Second-Priority Collateral or otherwise in exchange for Second-Priority Collateral pursuant to the terms of the Indenture, shall be treated as Second-Priority Collateral under this Agreement and the Intercreditor Agreement.

“First-Priority Collateral Account”: the “Cellu Tissue First-Priority Collateral Account” established by the Collateral Agent as provided in Section 8.1.

“First Priority Interest”: as defined in Section 3.1.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: Voting Stock of any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP”: generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions or of pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor Obligations”: with respect to any Subsidiary Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with any Subsidiary Guarantee or any other document related thereto to which such Subsidiary Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property owned, held or used, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, technology, know how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Intercreditor Agreement”: the Second Amended and Restated Intercreditor Agreement, dated as of June 3, 2009, among the Company, the Subsidiary Guarantors, the Collateral Agent and the Bank Administrative Agent.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock or other Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“IRB Deposit Accounts”: the accounts of Cellu Tissue-Cityforest LLC at Associated Bank, National Association and Pioneer Bank listed on Schedule 7 hereto.

“Issuers”: the collective reference to each issuer of any Investment Property.

“License”: any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Liens”: any mortgage, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mortgages”: each of the mortgages, deeds to secure debt and deeds of trust now or hereafter made by any Grantor with respect to property owned in fee by such Grantor in favor of, or for the benefit of, the Collateral Agent for the benefit of the Secured Parties, substantially in the form attached to the Indenture.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Documents”: the collective reference to the Indenture, the Collateral Documents, the Intercreditor Agreement, the Registration Rights Agreement and any other documents entered in connection therewith.

“Obligations”: the Company Obligations and the Guarantor Obligations.

“Opinion of Counsel”: a written opinion reasonably satisfactory to the Collateral Agent signed by legal counsel.  Such counsel may be an employee of or counsel to the Company or the Collateral Agent.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, license, disclose, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

“Pledged Notes”: all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person, whether certificated or uncertificated, that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided, that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary (other than Interlake Acquisition Corporation Limited or any Foreign Subsidiary that becomes a Subsidiary Guarantor under the Indenture) be required to be pledged hereunder, unless a greater percentage is pledged to secure any other Indebtedness of any Grantor, in which case such greater percentage shall be required to be pledged hereunder; provided, further, that, subject to Section 3.4(b), to the extent that the pledge of any Capital Stock results in the Company being required to file separate financial statements of any Subsidiary of the Company with the Securities and Exchange Commission pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (or another rule, regulation or law), such Capital Stock shall automatically be deemed not to be part of the Collateral, but only to the extent necessary for the Company not to be subject to such filing requirement.

“Preferred Stock”: as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Registration Rights Agreement”: the Registration Rights Agreement, dated as of June 3, 2009, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities Inc., on behalf of itself and the other initial purchasers.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Company, but in any event, with respect to financial matters, the chief financial officer of the Company.

“Restricted Subsidiary”: any Subsidiary of the Company other than an Unrestricted Subsidiary.

“SEC”:  the Securities and Exchange Commission or any agency that is the successor thereof.

“Second-Priority Collateral”: with respect to each Grantor, all such Grantor’s now existing or hereinafter arising (i) Inventory, (ii) Receivables, (iii) Instruments, Chattel Paper and other contracts, in each case evidencing or substituted for any Receivable, (iv) guarantees, Supporting Obligations, Letter-of-Credit Rights, security and other credit enhancements for the Receivables, (v) documents of title for any Inventory, (vi) claims and causes of action in any way relating to any of the Receivables or Inventory, (vii) Deposit Accounts into which any proceeds of Receivables or Inventory are initially deposited (including all cash and other funds on deposit therein) but only with respect to and including such Proceeds of Receivables or Inventory, (viii) all books and records pertaining to any of the foregoing, and all substitutions, replacements, Accessions, products or Proceeds (including, without limitation, insurance proceeds) of any of the foregoing; but, excluding, however, all First-Priority Collateral and the property described in Section 3.4; provided, however, that any Collateral, regardless of type, received in connection with an Asset Disposition or Asset Swap of Second-Priority Collateral or otherwise in exchange for Second-Priority Collateral pursuant to the terms of the Indenture shall be treated as Second-Priority Collateral under this Agreement and the Intercreditor Agreement; provided, further, that any Collateral of the type that constitutes Second-Priority Collateral, if received in connection with an Asset Disposition or Asset Swap of First-Priority Collateral or otherwise in exchange for First-Priority Collateral pursuant to the terms of the Indenture, shall be treated as First-Priority Collateral under this Agreement and the Intercreditor Agreement.

“Second-Priority Collateral Account”: the “Cellu Tissue Second-Priority Collateral Account” established by the Collateral Agent as provided in Section 8.1.

“Second Priority Interest”: as defined in Section 3.2.

“Secured Debt Documents”: the collective reference to the Note Documents and the Bank Documents.

“Secured Parties”: the collective reference to the Trustee and the Holders.

“Securities Act”: the Securities Act of 1933, as amended.

“Subsidiary”: as to any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee”: the guarantee by the Subsidiaries of the Company of the Notes under the Indenture, as amended from time to time.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Unrestricted Subsidiary”: (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided in the Indenture; and (2) any Subsidiary of an Unrestricted Subsidiary.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Stock”: as to a corporation, all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Working Capital Facility”: the Credit Agreement, dated as of June 12, 2006, among the Company, as U.S. borrower, Interlake Acquisition Corporation Limited, a subsidiary of the Company, as Canadian borrower, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as U.S. administrative agent, JPMorgan Chase Bank, N.A. Toronto Branch, as Canadian administrative agent, and the lenders party thereto, as the same may be amended, supplemented, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original agent and lenders or another agent or agents or other lenders).

1.2  Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d)  Subject to Section 11.15, the phrases “satisfied in full” or “payment in full” (or phrases of similar import) when used in this Agreement with respect to any of the Obligations (or the Liens securing such obligations), as the case may be, shall mean satisfaction or payment in full of such applicable obligations other than contingent indemnification obligations which are not then due and payable (or reasonably expected to become due and payable in the then foreseeable future).

SECTION 2.  APPOINTMENT OF COLLATERAL AGENT

The Secured Parties hereby appoint and authorize The Bank of New York Mellon Trust Company, N.A. to act as Collateral Agent hereunder and under each other Collateral Document and the Intercreditor Agreement with such powers as are expressly delegated to the Collateral Agent by the terms of this Agreement, the other Collateral Documents or the Intercreditor Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, the Collateral Documents and the Intercreditor Agreement.  The Bank of New York Mellon Trust Company, N.A. hereby agrees to and accepts such appointment.

SECTION 3.  GRANT OF SECURITY INTEREST

3.1  Grant of First Priority Interest.  Each Grantor hereby collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority security interest (the “First Priority Interest”) in all right, title and interest of such Grantor in the First-Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, at redemption, by acceleration or otherwise) of such Grantor’s Obligations.

3.2  Grant of Second Priority Interest.  Each Grantor hereby collaterally assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a second priority security interest (the “Second Priority Interest”) in all right, title and interest of such Grantor in the Second-Priority Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, at redemption, by acceleration or otherwise) of such Grantor’s Obligations.

3.3  Right of Setoff.  To secure the prompt and complete payment, performance and observance of the Obligations, and in order to induce the Collateral Agent and the Secured Parties as aforesaid, each Grantor hereby grants to the Collateral Agent, for itself and the benefit of the Secured Parties, a right of setoff against the Collateral of such Grantor held by the Collateral Agent or any Secured Party now or hereafter in the possession or custody of, or in transit to, the Collateral Agent or any Secured Party, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

3.4  Excluded Property.  (a)  Notwithstanding anything to the contrary contained in the definition of Collateral, Sections 3.1 and 3.2 or any other provisions of this Agreement or any Mortgage, neither this Agreement nor any Mortgage shall constitute a grant of a security interest in:

(1)           any property to the extent that, and for so long as, such grant of a security interest: (A) is prohibited by any Requirements of Law of a Governmental Authority, (B) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or (C) is prohibited by, or constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any permit, contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; and

(2)           any property securing Indebtedness incurred after the date hereof under Section 3.2(b)(6) of the Indenture with a Lien in reliance on clause (10) of the definition of Permitted Liens contained in the Indenture, but solely to the extent the documentation relating thereto prohibits such assets from being Collateral and no Lien on those assets secures any other Indebtedness of any Grantor; provided that only such property whose price of acquisition, construction or improvement is financed by means of the Indebtedness described in this clause (2) shall be excluded from the Collateral pursuant to this clause (2), and no security interest on any property granted pursuant to this Agreement or any Mortgage and existing prior to the incurrence of such Indebtedness shall be released from the Collateral pursuant to this clause (2).

(b)  In addition, in the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock constitutes Pledged Stock, then the Capital Stock of such Subsidiary shall automatically be deemed not to be part of the Collateral but only to the extent necessary to not be subject to such requirement.  In such event, the Collateral Documents may be amended or modified, without the consent of any holder of Notes, to the extent necessary to release the security interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 and Rule 3-10 of Regulation S-X under the Securities Act are amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be Pledged Stock under this Agreement but only to the extent necessary to not be subject to any such financial statement requirement.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce each of the Holders to purchase the Notes, each Grantor hereby represents and warrants to the Collateral Agent and each Secured Party that:

4.1  Title; No Other Liens.  Except for the security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the Mortgages and the other Liens permitted to exist on the Collateral by all of the Secured Debt Documents, such Grantor owns and has good title to each item of the Collateral free and clear of any and all Liens, options in favor of or claims of any other Person. No effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or the Mortgages or as are permitted by all of the Secured Debt Documents.

4.2  Perfected First Priority Liens.  The First Priority Interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the First-Priority Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any First-Priority Collateral from such Grantor and (b) are prior to all other Liens on the First-Priority Collateral in existence on the date hereof except as set forth in Section 4.12 and except for Liens permitted by all of the Secured Debt Documents that have priority over the Liens on the First-Priority Collateral granted hereby by operation of law.

4.3  Perfected Second Priority Liens.  The Second Priority Interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, if applicable, duly executed form) will constitute valid perfected security interests in all of the Second-Priority Collateral other than the IRB Deposit Accounts in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Second-Priority Collateral from such Grantor and (b) are prior to all other Liens on the Second-Priority Collateral in existence on the date hereof except for the Liens permitted by all of the Secured Debt Documents that have priority over the Liens on the Second-Priority Collateral granted hereby by operation of law.

4.4  Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, name as it appears in and identification number, if any, from the official filings in its jurisdiction of organization (if any), and the location of such Grantor’s chief executive office are specified on Schedule 4. Such Grantor’s jurisdiction of organization is the only jurisdiction in which such Grantor is a “registered organization” (as such term is used in Section 9-307 of the New York UCC). Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date that is recent to the date hereof. Except as disclosed in Schedule 4, during the five years ending on the date hereof, such Grantor has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or organizational identification number from the information set forth on Schedule 4.

4.5  Equipment.  On the date hereof, the Inventory and Equipment is kept at the locations listed on Schedule 5.

4.6  Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7  Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares or interests of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock (other than Interlake Acquisition Corporation Limited), if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)  All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)  Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. The Pledged Notes listed on Schedule 2 hereto constitute all of the Pledged Notes held by such Grantor on the date hereof.

(d)  Schedule 2 lists all Instruments, Letter-of-Credit Rights, Chattel Paper and Securities Accounts of each Grantor that is included in the Collateral on the date hereof. All action by each Grantor necessary or desirable to protect and perfect the Lien of the Collateral Agent on each item set forth on Schedule 2 (including delivery of originals thereof to the Collateral Agent or, if required under the Intercreditor Agreement, to the Bank Administrative Agent, and the actions referred to in Sections 5.1 and 5.3) has been duly taken.

4.8  Intellectual Property.  (a)  Schedule 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof.

(b)  On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)  Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor. Schedule 6 lists all Intellectual Property, which, on the date hereof, is the subject of a license agreement pursuant to which such Grantor is a licensee thereof. Each such license agreement is valid and binding and in full force and effect with respect to such Grantor and such Grantor has not received any notice of termination or cancellation or received any notice of a breach or default under such agreement. To the extent that Section 9-408 of the New York UCC is applicable thereto or such agreement permits the assignment of such Grantor’s rights thereunder, such license agreement will not cease to be valid and binding and in full force and effect (other than such terms as are deemed ineffective pursuant to Section 9-408 of the New York UCC) with respect to such Grantor on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a material breach or default under such agreement or otherwise give any party thereto a right to terminate such agreement.

(d)  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any material respect.

(e)  No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest or rights therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

4.9  Receivables.  None of the obligors on any Receivable is a Governmental Authority.

4.10  Deposit Accounts and Securities Accounts.  All of the Deposit Accounts and Securities Accounts maintained by such Grantor on the date hereof are listed on Schedule 7 and Schedule 2, respectively.

4.11  Excluded Property.  No property or assets are excluded from the security interests granted to the Secured Parties hereunder in reliance on Section 3.4 except as set forth on Schedule 8.

4.12  Existing IRB Lien.  The assets of Cellu Tissue—CityForest LLC (“CityForest”) have been pledged to Associated Bank, National Association (“Associated Bank”) pursuant to the Security Agreement, dated June 29, 2005, between CityForest Corporation and Associated Bank, as amended by the Assignment of Security Agreement and Amendment, dated March 21, 2007, between Cellu Tissue-CityForest LLC and Associated Bank (the “IRB Security Agreement”), to secure the obligations of CityForest under the Amended and Restated Reimbursement Agreement, dated March 21, 2007 (the “Reimbursement Agreement”), in connection with the Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998, of the City of Ladysmith, Wisconsin.  The Lien on such CityForest assets granted pursuant to this Agreement is and will be permitted under the Reimbursement Agreement and will be prior (except to the extent that any such assets constitute Second-Priority Collateral) to all other Liens on such assets in existence on the date hereof except for the Lien granted pursuant to the IRB Security Agreement.

SECTION 5.  COVENANTS

Each Grantor covenants and agrees with the Collateral Agent for the benefit of the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1  Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the First-Priority Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as First-Priority Collateral pursuant to this Agreement. If any amount payable in excess of $250,000 under or in connection with any of the Second-Priority Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Bank Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Bank Administrative Agent, to be held as Second-Priority Collateral pursuant to the Intercreditor Agreement.

5.2  Maintenance of Insurance.  (a)  Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Collateral against loss by fire, explosion, theft and such other casualties as is customary for companies of the same industry and geographic region and (ii) insuring such Grantor, the Collateral Agent and the Secured Parties against liability for personal injury and property damage relating to the Collateral, such policies to be with Travelers Property Casualty Company of America, American Home Assurance Co., Travelers Indemnity Co. of America, Ohio Casualty Group, Factory Mutual Insurance Company and Liberty Mutual Fire Insurance Company or such insurance companies of nationally recognized standing and in such form and amounts and having such coverage as is customary for companies of the same industry and geographic region. Such Grantor will not use or permit the Collateral to be used in any manner that would violate the terms of any insurance policy covering such Collateral.

(b)  All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) with respect to liability insurance, name the Collateral Agent as an additional insured as its interest may appear and, with respect to casualty insurance, name the Collateral Agent as insured party and loss payee on a lender loss payable endorsement and (iii) include a breach of warranty clause.

(c)  The Company shall deliver to the Collateral Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Company’s annual reports to the Secured Parties pursuant to Section 3.11 of the Indenture, describing in reasonable detail the casualty and liability insurance then carried and maintained by each Grantor and stating that such insurance complies with this Section 5.2.

5.3  Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain each security interest created by this Agreement as a perfected security interest having at least the priority described in Sections 3.1 and 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Secured Debt Documents to dispose of the Collateral; provided that notwithstanding anything to the contrary in this Agreement, no Grantor shall be required to perfect the security interest created by this Agreement in any vehicle or other asset subject to a Certificates of Title.  Such Grantor shall maintain the Collateral in good, safe and insurable operating order, condition and repair and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the value of the Collateral except as otherwise permitted by the Indenture.

(b)  Such Grantor will furnish to the Collateral Agent upon its request from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith, all in reasonable detail.

(c)  At any time and from time to time, at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, any and all such further instruments and documents and take such further actions as necessary to perfect and protect any pledge or security interest purported to be granted by such Grantor hereunder or under the Mortgages and obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) using its reasonable best efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any License held by such Grantor and to enforce the security interests granted hereunder, (ii) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (iii) in the case of Chattel Paper (including electronic chattel paper), Investment Property (including Securities Accounts), Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto or possession thereof. Each Grantor also hereby authorizes the Collateral Agent to sign and file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statement or continuation statement.

(d)  Such Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the Uniform Commercial Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(e)  If such Grantor is or becomes the beneficiary of a letter of credit with respect to any Receivable in excess of $250,000, Grantor shall promptly, and in any event within two Business Days after becoming a beneficiary, notify the Collateral Agent and Bank Administrative Agent thereof and enter into an agreement with the Collateral Agent, the Bank Administrative Agent and the issuer and/or confirmation bank with respect to such Letter-of-Credit Rights assigning such Letter-of-Credit Rights to the Collateral Agent, in the event such Letter-of-Credit Right constitutes First-Priority Collateral, or to the Bank Administrative Agent, in the event such Letter-of-Credit Right constitutes Second-Priority Collateral, and directing all payments thereunder to the collateral account specified pursuant to the Secured Debt Documents, all in form and substance reasonably satisfactory to the Collateral Agent or the Bank Administrative Agent, as the case may be.

(f)  Such Grantor shall promptly, and in any event within two Business Days after the same is acquired by it, notify the Collateral Agent of any Commercial Tort Claim for an amount in excess of $250,000 acquired by it and shall enter into a supplement to this Agreement, granting to the Collateral Agent a Lien in such Commercial Tort Claim on behalf of the Secured Parties.

5.4  Changes in Locations, Name, etc.  Such Grantor will not, except after not less than 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional authenticated financing statements and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory and Equipment shall be kept:

(i)                                    change its jurisdiction of organization or the location of its chief executive office from, or take any action to become a “registered organization” (as used in Section 9-307 of the New York UCC) in any jurisdiction other than, that referred to on Schedule 4; or

(ii)                                 change its name.

5.5  Notices.  Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of (a) any Lien (other than security interests created hereby or by any Mortgage or Liens permitted under any Secured Debt Document) on any of the Collateral; and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby or by any Mortgage.

5.6  Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)  Such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except as expressly permitted by each of the Note Documents), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by each of the Note Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement (except as expressly permitted by each of the Note Documents) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof (except as expressly permitted by each of the Note Documents).

(c)  In the case of each Grantor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.6 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 with respect to the Investment Property issued by it. Upon execution hereof, the Grantors shall cause each Issuer that is not a party to this Agreement to execute and deliver to the Collateral Agent an Acknowledgement and Consent in the form attached hereto as Annex 2.

5.7  Intellectual Property.  (a)  Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall be provided with a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)  Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)  Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)  Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)  Such Grantor will notify the Collateral Agent promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers necessary to evidence the Collateral Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)  Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)  In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

5.8  Receivables.  (a)            Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

(b)  Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any of the then outstanding Receivables.

5.9  Securities Accounts and Deposit Account.  No Grantor shall maintain or establish any Deposit Account or any Securities Account included in the Collateral with any financial institution unless such Grantor, the Collateral Agent, in the case of First-Priority Collateral, the Bank Administrative Agent, in the case of Second-Priority Collateral, and such financial institution shall have entered into a control agreement in form and substance reasonably satisfactory to the Collateral Agent, in the case of First-Priority Collateral, or the Bank Administrative Agent, in the case of Second-Priority Collateral, with respect to such Deposit Account or Securities Account included in the Collateral or the Collateral Agent, in the case of First-Priority Collateral, or the Bank Administrative Agent, in the case of Second-Priority Collateral, otherwise has “control” (within the meaning of the Uniform Commercial Code of any applicable jurisdiction) of such Deposit Account or Securities Account included in the Collateral.

5.10  Payment of Obligations.  Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and government charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, material and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.11  Reserved.

5.12  Terminations; Amendments Not Authorized.  Other than for the purposes of perfection and protection of any pledge or security interest granted or to be granted by such Grantor to the Collateral Agent for the benefit of the Secured Parties, such Grantor acknowledges that it is not authorized to file any financing statement with respect to the Collateral or amendment or termination statement with respect to any financing statement covering the Collateral and agrees that it will not do so, subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

SECTION 6.  REMEDIAL PROVISIONS

6.1  Certain Matters Relating to Receivables.  (a)  At any time after an Event of Default, the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information required in connection with such test verifications; and at any time and from time to time, upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause a nationally recognized firm of independent accountants to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)  The Collateral Agent shall authorize each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Second-Priority Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent only as provided in Section 8.5 and the rights of the Bank Administrative Agent pursuant to the Intercreditor Agreement, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor; and each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)  At the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2  Communications with Grantors; Grantors Remain Liable.  (a)    The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivable.

(b)  Without limiting or affecting any other right or remedy of the Collateral Agent hereunder, upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent and that any payments owing to such Grantor in respect thereof shall be made directly to the Collateral Agent.

(c)  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Collateral Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating thereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3  Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Note Documents, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any Note Document.

(b)  If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, subject to the Intercreditor Agreement, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments, additional Capital Stock or property or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor or any Secured Party to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4  Application of Proceeds.  The Collateral Agent may apply, subject to the terms of the Intercreditor Agreement, all or any part of Proceeds constituting Collateral, whether or not held in a Collateral Account, in accordance with the provisions of the Indenture. Any balance of such

Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive the same.

6.5  Code and Other Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the terms of the Intercreditor Agreement, exercise, in addition to all other rights and remedies granted to them in this Agreement, in the Mortgages and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, subject to the terms of the Intercreditor Agreement, in such circumstances forthwith (i) collect, receive, appropriate and realize upon the Collateral, or any part thereof, (ii) transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees, (iii) vote all or any part of the Pledged Stock (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratification in respect of the Pledged Stock and otherwise act with respect thereto as though it were the outright owner thereof (each Grantor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Grantor, with full power of substitution to do so) and to exercise any and all of the rights or power of such Grantor in its capacity as shareholder of any relevant Issuer, and/or (iv) forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, subject to the terms of the Intercreditor Agreement, upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. If an Event of Default shall have occurred and shall be continuing, each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and, subject to the terms of the Intercreditor Agreement, make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, and promptly to execute and deliver to the Collateral Agent such instruments or other documents as may be necessary or advisable to enable the Collateral Agent or its agent or representative to obtain, subject to the terms of the Intercreditor Agreement, possession of all or any part of the Collateral the possession of which the Collateral Agent shall at the time be entitled to hereunder. The Collateral Agent shall, subject to the terms of the Intercreditor Agreement, also be entitled, so long as an Event of Default shall have occurred and be continuing, to occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor for such occupation and to otherwise exercise, subject to the terms of the Intercreditor Agreement, any and all rights and remedies of any Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, in the manner required by Section 8.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by the Collateral Agent of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.6  Registration Rights.  (a)                     If the Collateral Agent shall, subject to the terms of the Intercreditor Agreement, determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.5, and if it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)  Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.6 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.6 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.6 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

6.7  Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

6.8  Proceeds to be Turned Over To Collateral Agent.  In addition to the rights of the Collateral Agent specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds with respect to Second-Priority Collateral received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds with respect to Second-Priority Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Second-Priority Collateral Account maintained under its sole dominion and control; provided, that the security interest and lien of the Bank Administrative Agent pursuant to the Bank Documents shall have been satisfied and discharged in full with respect to such Proceeds and the Collateral Agent is not required under the Intercreditor Agreement to deliver such Proceeds to the Bank Administrative Agent. All Proceeds with respect to Second-Priority Collateral while held by the Collateral Agent in the Second-Priority Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided by the Indenture.

SECTION 7.  ACTIONS AFTER EVENT OF DEFAULT

7.1  General Authority of the Collateral Agent over the Collateral.  Each Grantor and, by its acceptance of the benefits hereof, each Secured Party, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the Collateral Agent’s discretion so long as an Event of Default has occurred and is continuing, to take any and all actions and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and accomplish the purposes hereof.

7.2  Judicial Proceedings and Insolvency Events.  If an Event of Default has occurred and is continuing, the Collateral Agent (i) shall have the right and power to institute, maintain, defend and participate in such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and the interests of the Secured Parties, (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction and (iii) may, on behalf of the Secured Parties, file claims concerning, stipulate or consent to, any matter concerning, and otherwise represent the interests of the Secured Parties concerning, the Collateral.

7.3  Right to Appoint a Receiver. If an Event of Default has occurred and is continuing, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Agent under this Agreement, the Collateral Agent shall, to the extent permitted by law, with notice to the Company but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash and Cash Equivalents held by or deposited with it pursuant to this Agreement.

7.4  Remedies Not Exclusive.  (a)  No remedy conferred upon or reserved to the Collateral Agent herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

(b)  No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any other Collateral Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

(c)  If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

(d)  All rights of action and of asserting claims upon or under this Agreement may be enforced by the Collateral Agent without the possession of any Note Document or instrument evidencing any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be, subject to Section 10, brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral.

7.5  Waiver and Estoppel.  (a)  Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement or any other Collateral Document and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Agreement or in any other Collateral Document but will suffer and permit the execution of every such power as though no such law were in force.

(b)  Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any other Collateral Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c)  Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Note Document) in connection with this Agreement and any other Collateral Document and any action taken by the Collateral Agent with respect to the Collateral.

7.6  Limitation on Collateral Agent’s Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided in Section 10.2 herein and to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

SECTION 8.  COLLATERAL ACCOUNT; DISTRIBUTIONS

8.1  The Collateral Account.  On the date hereof, there shall be established and, at all times thereafter until the Liens created by this Agreement and by each other Collateral Document shall have terminated, there shall be maintained with the Collateral Agent at the office of the Collateral Agent’s corporate trust administration, an account which shall be entitled the “Cellu Tissue First Priority Collateral Account” (the “First-Priority Collateral Account”) and an account which shall be entitled the “Cellu Tissue Second-Priority Collateral Account” (the “Second-Priority Collateral Account”). All moneys which are required by the Indenture, this Agreement or by any Mortgage to be delivered to the Collateral Agent while an Event of Default has occurred and is continuing or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent in respect of the Collateral or otherwise in accordance with the terms of the Indenture, whether in connection with the exercise of the remedies provided in this Agreement or in any other Collateral Document or otherwise, shall be deposited (as directed pursuant to an Officers’ Certificate as defined under the Indenture) (a) in the First-Priority Collateral Account, to the extent that such moneys constitute Proceeds of First-Priority Collateral or constitute First-Priority Collateral under the terms of the Indenture and (b) in the Second-Priority Collateral Account, to the extent that such moneys constitute Proceeds of Second-Priority Collateral or constitute Second-Priority Collateral under the terms of the Indenture and are not otherwise required under the Intercreditor Agreement to be delivered to the Bank Administrative Agent. Moneys in the First-Priority Collateral Account and the Second-Priority Collateral Account shall be held by the Collateral Agent as part of the Collateral and applied in accordance with the terms of this Agreement.

8.2  Control of Collateral Account.  All right, title and interest in and to the Collateral Accounts shall vest in the Collateral Agent, and funds on deposit in the Collateral Accounts shall constitute part of the Collateral. The Collateral Accounts shall be subject to the exclusive dominion and control of the Collateral Agent, and no Grantor shall have any right of withdrawal from the Collateral Accounts without the Collateral Agent’s consent.

8.3  Investment of Funds Deposited in Collateral Account. The Collateral Agent shall invest and reinvest moneys on deposit in the Collateral Accounts at any time in Cash Equivalents as directed in writing by the relevant Grantor. In the absence of such directions, moneys shall remain uninvested. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Accounts as part of the Collateral. The Collateral Agent shall not be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity.

8.4  Withdrawals by the Grantors.  The Grantors shall be permitted to make withdrawals from the Collateral Accounts pursuant to the provisions of the Indenture.

8.5  Application of Moneys.  The Collateral Agent shall hold and apply moneys in the Collateral Accounts in accordance with the provisions of the Indenture.

8.6  Collateral Agent’s Calculations.  All distributions made by the Collateral Agent pursuant to Section 8.5 shall be final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application of any amounts distributed by it.

8.7  Excess Payments.  If at any time when an Event of Default shall have occurred and be continuing, any Secured Party (a “Receiving Party”) shall receive any payment or distribution on account of the Obligations owed to such Receiving Party (whether voluntary, involuntary, through the exercise of any rights of set-off, or otherwise, and whether in cash, property or securities) representing proceeds of any of the Collateral and which is in excess of the payments or distributions such Receiving Party would have received through the operation of Section 8.5 and after giving effect to the circumstances described in Section 11.15 (such payments or distributions, “Excess Payments”), then such Receiving Party shall hold such Excess Payments in trust for the benefit of all Secured Parties and shall promptly pay over such Excess Payments in the form received (duly endorsed, if necessary, to the Collateral Agent) to the Collateral Agent, for distribution by the Collateral Agent pursuant to Section 8.5.

SECTION 9.  AGREEMENTS WITH THE COLLATERAL AGENT

9.1  Delivery of Secured Debt Documents.  On the date hereof, the Company shall deliver to the Collateral Agent true and complete copies of each Secured Debt Document as in effect on the date hereof. The Company shall deliver to the Collateral Agent, promptly upon the execution thereof, (i) a true and complete copy of all amendments, modifications or supplements to any Secured Debt Document entered into after the date hereof, and (ii) a true and complete copy of any new Secured Debt Document entered into after the date hereof.

9.2  Compensation and Expenses.  Each Grantor, jointly and severally, agrees to pay to the Collateral Agent, from time to time upon demand, (i) compensation (which shall not be limited by any provision of law in regard to compensation of fiduciaries or of a Collateral Agent of an express trust) for its services hereunder and for administering the Collateral and (ii) all of the fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel, advisors and agents) (A) arising in connection with the preparation, execution, delivery, modification, termination and administration of this Agreement, each other Note Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement, each other Note Document and in and to the Collateral, (C) incurred by the Collateral Agent in connection with the removal of the Collateral Agent pursuant to Section 10.10 or (D) the failure by any Grantor to perform or observe any of the provisions of this Agreement or any other

Note Document. Such fees, costs and expenses are intended to constitute expenses of administration under any other bankruptcy law relating to creditors’ rights generally. The obligations of the Grantors under this Section 9.2 shall survive the termination of the other provisions of this Agreement and the other Note Documents and the resignation or removal of the Collateral Agent hereunder.

9.3  Stamp and Other Similar Taxes.  Each Grantor, jointly and severally, agrees to indemnify and hold harmless the Collateral Agent and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Note Document or any Collateral. The obligations of the Grantors under this Section 9.3 shall survive the termination of the other provisions of this Agreement and the other Note Documents and the resignation or removal of the Collateral Agent hereunder.

9.4  Filing Fees, Excise Taxes, Etc.  Each Grantor, jointly and severally, agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution and delivery of this Agreement and the other Note Documents. The obligations of the Grantors under this Section 9.4 shall survive the termination of the other provisions of this Agreement and the other Note Documents and the resignation or removal of the Collateral Agent hereunder.

9.5  Indemnification.  Each Grantor, jointly and severally, agrees to pay, indemnify, and hold the Collateral Agent and each Secured Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, and each other Note Document including, without limitation in connection with any action taken with respect to the Collateral and any contract, agreement, interest or obligation constituting part of the Collateral, unless determined to have been caused by from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Collateral Agent is subject to tax by reason of actions hereunder, unless such taxes are imposed on or measured by compensation paid to the Collateral Agent under Section 9.2. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, each Grantor, jointly and severally, will save, indemnify and keep the Collateral Agent and each Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from any Grantor, and all such obligations of any Grantor shall be and remain enforceable against and only against the Grantors and shall not be enforceable against the Collateral Agent or any Secured Party. The agreements in this Section 9.5 shall survive the termination of the other provisions of this Agreement and the other Note Documents and the resignation or removal of the Collateral Agent hereunder.

9.6  Collateral Agent’s Lien.  Notwithstanding anything to the contrary in this Agreement or in any other Note Document, as security for the payment of the Collateral Agent Fees (i) the Collateral Agent is hereby granted a lien upon all Collateral and (ii) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Accounts to cover such Collateral Agent Fees.

SECTION 10.  THE COLLATERAL AGENT

10.1  Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement and the other Collateral Documents, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and the other Collateral Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to the Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as necessary to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any Mortgage and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.5 or 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent may in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement and the other Collateral Documents, all as fully and effectively as such Grantor might do.

Anything in this Section 10.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 10.1(a) unless an Event of Default shall have occurred and be continuing.

(b)  If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)  The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 10.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would be payable on any category of past due payments under the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement and each other Note Document is terminated and the security interests created hereby and thereby are released.

10.2  Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor or any Secured Party for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

10.3  Filing of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as necessary to perfect the security interests of the Collateral Agent under this Agreement and under each other Collateral Document. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such appropriate financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof. Notwithstanding the foregoing, in no event shall the Collateral Agent have any obligation to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral or to prepare or file any Uniform Commercial Code financing statement or continuation statement.

10.4  Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement and the other Collateral Documents with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any other Collateral Document shall, as between the Collateral Agent and the Secured Parties, be governed by the Note Documents and by such other agreements with respect thereto as may exist from time to time among the Collateral Agent and the Secured Parties, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

10.5  Exculpatory Provisions.  (a)  The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties in any Note Document, all of which are made solely by the Grantors. The Collateral Agent makes no representations as to, nor shall it be responsible for, the existence, genuineness, value or condition of any of the Collateral or any part thereof, the title of the Grantors thereto or the security afforded or intended to be afforded by this Agreement and the other Collateral Documents, or the validity, execution (except its execution), enforceability, legality or sufficiency of this Agreement, the other Collateral Documents or the Intercreditor Agreement or the Obligations or the validity, perfection, priority or enforceability of the liens or security interests in any of the Collateral created or intended to be created by this Agreement or the other Collateral Documents, or the validity or sufficiency of the Collateral, or insuring the Collateral or the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall have no responsibility for preparing, recording, filing, re-recording or refiling any financing statement, continuation statement or other instrument in any public office at any time.

(b)  The Collateral Agent shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein, in the other Collateral Documents or in any Secured Debt Document. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of Obligations then held by Secured Parties, the Collateral Agent may rely on a certificate of the Trustee.

(c)  The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any other Note Document or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent shall receive security or indemnity reasonably satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Agreement or any other Note Document.

(d)  The Collateral Agent shall have the same rights with respect to any Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and it and its Affiliates may accept deposits from, lend money to, provide services to and generally engage in any kind of banking or trust business with, any of the Grantors as if it were not the Collateral Agent.

(e)  The Collateral Agent shall not be liable for any action taken or omitted to be taken in accordance with this Agreement or any other Collateral Document except for its own negligence or willful misconduct.

(f)  The permissive right of the Collateral Agent to take any action under this Agreement or any other Collateral Document shall not be construed as a duty to so act.

(g)  The Collateral Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture and this Agreement, unless its conduct constitutes willful misconduct or negligence.

(h)  In no event shall the Collateral Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)  The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and in accordance with Section 9-207 of the New York UCC and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

10.6  Delegation of Duties.  The Collateral Agent may execute any of the trusts or powers hereof and perform any duty hereunder or under any other Note Document either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties, and the advice of such counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

10.7  Reliance by Collateral Agent.  (a)  Whenever in the administration of this Agreement, or any other Collateral Document the Collateral Agent shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer delivered to the Collateral Agent, and such certificate shall be full warrant to the Collateral Agent for any action taken, suffered or omitted in reliance thereon.

(b)  The Collateral Agent may, at the expense of the Grantors, consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in accordance therewith. The Collateral Agent shall have the right at any time to seek instructions concerning the administration of this Agreement or any other Note Document from any court of competent jurisdiction. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a Responsible Officer or representations made by a Responsible Officer in a writing delivered to the Collateral Agent.

(c)  The Collateral Agent may conclusively rely upon, and shall be fully protected in acting upon or failing to act as a consequence of, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes in good faith is genuine and has been signed or presented by the proper party or parties or, in the case of telecopies, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any such certificates, opinions or other information and need not investigate any fact or matter stated therein.

(d)  The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Agreement or by any other Note Document, unless the Collateral Agent shall have been provided security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by the Collateral Agent, its agents and its counsel in the exercise of any such right or power or in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Agent.

(e)  Upon any application or demand by any of the Grantors to the Collateral Agent to take or permit any action under any of the provisions of this Agreement or any other Note Document, the Company shall furnish to the Collateral Agent a certificate of a Responsible Officer stating that all conditions precedent, if any, provided for in this Agreement or in any Note Document relating to the proposed action have been complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Agreement or any Note Document relating to such particular application or demand, such additional document shall also be furnished.

10.8  Limitations on Duties of Collateral Agent.  (a)  The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, or any other Note Document, and no implied covenants or obligations shall be read into this Agreement or any other Note Document against the Collateral Agent. If and so long as an Event of Default has occurred and is continuing, the Collateral Agent may exercise the rights and powers vested in the Collateral Agent by this Agreement or any other Note Document. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken.

(b)  Except as herein otherwise expressly provided, the Collateral Agent shall not be under any obligation to take any action that is discretionary under the provisions of this Agreement or of any other Note Document, except upon the written request of the Trustee or the other Secured Parties pursuant to the terms of the Indenture.

(c)  No provision of this Agreement, or any other Note Document shall be deemed to impose any duty or obligation on the Collateral Agent to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Agent in such jurisdiction or impose a tax on the Collateral Agent by reason thereof or to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

10.9  Moneys to be Held in Trust.  All moneys received by the Collateral Agent under or pursuant to any provision of this Agreement, or any other Note Document (except Collateral Agent Fees) shall be held in trust for the purposes for which they were paid or are held. The Collateral Agent shall not be liable for interest on any money or assets received by it except as the Collateral Agent may agree in writing. Assets held in trust by the Collateral Agent need not be segregated from other assets except to the extent required by law.

10.10  Resignation and Removal of the Collateral Agent.  (a)  The Collateral Agent may at any time, by giving written notice to the Company, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Agent and (ii) the acceptance of such appointment by such successor Collateral Agent. If no successor Collateral Agent shall be appointed and shall have accepted such appointment within 60 days after the Collateral Agent gives the aforesaid notice of resignation, the Collateral Agent, the Company or any Secured Party may apply to any court of competent jurisdiction at the expense of the Grantors to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed as provided in this Section 10.10. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed by the Trustee or its successor as provided in Section 10.10(b). The Collateral Agent shall be entitled to the Collateral Agent Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal or in connection with actions taken in accordance with Section 10.10(b).

(b)  If at any time the Collateral Agent shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Agent for any other cause, a successor Collateral Agent may be appointed by the Company, which consent shall not be unreasonably withheld. The powers, duties, authority and title of the predecessor Collateral Agent shall be terminated and canceled without procuring the resignation of such predecessor and without any other formality (except as may be required by applicable law) than appointment and designation of a successor in writing duly acknowledged and delivered to the predecessor and the Company. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Agreement shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Company or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and shall deliver all Collateral held by it or its agents to such successor. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor Collateral Agent for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Agent, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Grantor. If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument within 10 days after it received a written request from the successor Collateral Agent to do so, or if an Event of Default has occurred and is continuing, the predecessor Collateral Agent may execute the same on behalf of such Grantor. Such Grantor hereby appoints any predecessor Collateral Agent as its agent and attorney to act for it as provided in the next preceding sentence.

10.11  Status of Successor Collateral Agent.  Every successor Collateral Agent appointed pursuant to Section 10.10(b) shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $100,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

10.12  Merger of the Collateral Agent.  Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

10.13  Co-Collateral Agent; Separate Collateral Agent.  (a)  If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by Opinion of Counsel that it is necessary or prudent in the interest of the Secured Parties or the Collateral Agent shall deem it desirable for its own protection in the performance of its duties hereunder, the Collateral Agent and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Grantors, either to act as Collateral Agent or co-Collateral Agents of all or any of the Collateral under this Agreement, jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate Collateral Agent or Collateral Agents of any of the Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Agent to do so, or if an Event of Default has occurred and is continuing, the Collateral Agent may act under the foregoing provisions of this Section 10.13(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 10.13(a) in either of such contingencies.

(b)  Every separate Collateral Agent and every co-Collateral Agent, other than any successor Collateral Agent appointed pursuant to Section 10.10(b), shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

(ii)                                  all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent hereunder shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents, jointly, as shall be provided in the instrument appointing such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents;

(iii)                               no power given hereby to, or which it is provided herein or therein may be exercised by, any such co-Collateral Agent or co-Collateral Agents or separate Collateral Agent or separate Collateral Agents shall be exercised hereunder or thereunder by such co-Collateral Agent or co-Collateral Agents or separate Collateral Agent or separate Collateral Agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained herein to the contrary notwithstanding;

(iv)                              no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder; and

(v)                                 the Company and the Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove (for any reason or no reason at all) any such separate Collateral Agent or co-Collateral Agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate Collateral Agent or co-Collateral Agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Agent to do so, or if an Event of Default has occurred and is continuing, the Collateral Agent shall have the power to accept the resignation of or remove any such separate Collateral Agent or co-Collateral Agent and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate Collateral Agent or separate Collateral Agents or co-Collateral Agent or co-Collateral Agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate Collateral Agent or co-Collateral Agent and the successor to any such separate Collateral Agent or co-Collateral Agent shall be appointed by the Company and the Collateral Agent, or by the Collateral Agent alone pursuant to this Section 10.13(b).

10.14  Treatment of Payee or Indorsee by Collateral Agent;  Representatives of Secured Parties.  (a)  The Collateral Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing an Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)  Any Person that shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Agreement, any other Note Document or the Collateral shall present to the Collateral Agent such documents, including, without limitation, Opinions of Counsel, as the Collateral Agent may reasonably require, in order to demonstrate to the Collateral Agent the authority of such Person to act as the representative of such Secured Parties.

SECTION 11.  MISCELLANEOUS

11.1  Notices.  Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors or the Collateral Agent shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed to such party at its address specified on Schedule 1 hereof, in the case of the Grantors, or on the signature pages thereof, in the case of the Collateral Agent, or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 11.1 to the party sending such communication; provided that any notice, request or demand to the Collateral Agent shall not be effective until received by the Collateral Agent in writing or by facsimile transmission in the corporate trust administration at the office designated by it pursuant to this Section 11.1.

11.2  Amendments in Writing.  (a)  The Collateral Agent and the Grantors may, from time to time, enter into written agreements supplemental hereto for the purpose of amending, modifying or adding to, or waiving any provisions of, this Agreement or changing in any manner the rights of the Collateral Agent, the Secured Parties or the Grantors hereunder in accordance with and subject to the terms set forth in Article IX of the Indenture. Notwithstanding the foregoing, such supplemental agreements shall not amend, modify or waive any provision of Section 9 or 10 or alter the duties, rights or obligations of the Collateral Agent hereunder without the written consent of the Collateral Agent.

(b)  Without the consent of any Secured Party, the Collateral Agent and any of the Grantors, at any time and from time to time, may in accordance with Section 9.1 of the Indenture enter into one or more agreements supplemental hereto, in form satisfactory to the Collateral Agent, (i) to add to the covenants of such Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Grantor; (ii) to mortgage or pledge to the Collateral Agent, or grant a security interest in favor of the Collateral Agent in, any types or items of property or assets that constitute types or items of property or assets included in the definition of Collateral as additional security for the Obligations; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this clause (iii) shall not adversely affect the interests of the Secured Parties; or (iv) to the extent that the pledge of any Capital Stock results in the Company being required to file separate financial statements of any Subsidiary of the Company with the Securities and Exchange Commission pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act, to release such Capital Stock from the

Collateral but only to the extent necessary for the Company not to be subject to such filing requirement.

(c)  The Collateral Agent may, but shall not be obligated to, enter into any supplemental agreement pursuant to this Section 11.2 that would adversely affect its interests hereunder.

11.3  No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 11.2), delay, indulgence, and omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under the Note Documents. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or under any other Note Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

11.4  Enforcement Expenses.  (a)  Each Grantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, the other Note Documents and the Secured Debt Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

(b)  The agreements in this Section 11.4 shall survive repayment of the Obligations and all other amounts payable under the Note Documents.

11.5  Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

11.6  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.7  Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.8  Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

11.9  Integration.  This Agreement, the Mortgages, the Note Documents and the Intercreditor Agreement represent the agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party related to the subject matter hereof and thereof not expressly set forth or referred to herein or in the Note Documents, the Mortgages and the Intercreditor Agreement.

11.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

11.11  Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(i)                                     submits for itself and its property in any legal action or proceeding relating to this Agreement and the Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii)                                  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)                               agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 11.1 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(iv)                              agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)                                 waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.12  Acknowledgements.  Each Grantor hereby acknowledges that:

(i)                                     it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Note Documents and the other Secured Debt Documents to which it is a party;

(ii)                                  neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, any of the other Note Documents or any of the Secured Debt Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)                               no joint venture is created hereby or by the Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

11.13  Additional Grantors.  Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to any Note Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

11.14  Releases; Termination of Security Interests.  (a)  The Liens on the Collateral shall be released at the times, and to the extent, provided under Section 11.6 of the Indenture; provided, that the provisions of Sections 9.2, 9.3, 9.4 and 9.5 shall not be affected by any such termination. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)  By acceptance of the benefits hereof, each Secured Party acknowledges and consents to the provisions of this Section 11.14, agrees that the Collateral Agent shall incur no liability whatsoever to any Secured Party for any release effected by the Collateral Agent in accordance with this Section 11.14.

11.15  Reinstatement.  Each Grantor agrees that if any payment made by a Grantor or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or is required to be paid to the Collateral Agent or any other Secured Party pursuant to the terms hereof, for application in accordance with the priorities set forth herein, or the proceeds of Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other Person under any Requirement of Law of any Governmental Authority, then to the extent of such payment or repayment, any Lien or other Collateral securing such Obligation shall be and remain in full force and effect as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or by any other Collateral Document or other Collateral securing such Obligation hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the Obligations of any Grantor in respect of the amount of such payment.

11.16  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SECURED DEBT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.17  Force Majeure.  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

11.18  No Liability for Clean-up of Hazardous Materials.  In the event that Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in Collateral Agent’s sole discretion may cause Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause Collateral Agent to incur liability under CERCLA or any other federal, state or local law, Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.  Collateral Agent shall not be liable to Grantors, Holders or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.  If at any time it is necessary or advisable for the Facility to be possessed, owned, operated or managed by any Person (including Collateral Agent) other than Grantors, a Majority in Interest of Holders shall direct Collateral Agent to appoint an appropriately qualified Person (excluding Collateral Agent) who they shall designate to possess, own, operate or manage, as the case may be, the Facility.

IN WITNESS WHEREOF, each of the undersigned has caused this Note Security Agreement to be duly executed and delivered as of the date first above written.

CELLU TISSUE HOLDINGS, INC.

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

CELLU TISSUE–CITYFOREST LLC

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

CELLU TISSUE CORPORATION – NATURAL DAM

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

CELLU TISSUE CORPORATION - NEENAH

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

CELLU TISSUE – LONG ISLAND, LLC
By:	Cellu Tissue Corporation – Natural Dam, individually and as a member

By:	/s/ David J. Morris
Name: David J. Morris
Title:

CELLU TISSUE – THOMASTON, LLC

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

CELLU TISSUE LLC

By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

COASTAL PAPER COMPANY

		By:	Van Paper Company, its managing partner

		By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

INTERLAKE ACQUISITION CORPORATION LIMITED

		By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

MENOMINEE ACQUISITION CORPORATION

		By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

VAN PAPER COMPANY

		By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Officer

VAN TIMBER COMPANY

		By:	/s/ David J. Morris
Name: David J. Morris
Title: Chief Financial Office

Acknowledged and Agreed to as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Vaneta Bernard
Name: Vaneta Bernard
Title: Vice President

Address for Notices:

222 Berkeley Street, 2nd Floor
Boston, MA 02116
Facsimile: (617) 351-2401
Attention: Peter M. Murphy, Vice President

Annex 1 to

Note Security Agreement

ASSUMPTION AGREEMENT, dated as of                       , 200 , made by                                                  (the “Additional Grantor”), in favor of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties. All capitalized terms not defined herein shall have the meaning ascribed to them in the Note Security Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Cellu Tissue Holdings, Inc. (the “Company”), certain of its subsidiaries and the Collateral Agent have entered into a Note Security Agreement, dated as of                     , 2009 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, the Security Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                       Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 11.13 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                       Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Annex 2 to

Note Security Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Note Security Agreement dated as of June 3, 2009 (the “Agreement”), among the Grantors parties thereto, the Secured Parties named therein and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1.                                       The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                       The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3.                                       The terms of Sections 6.3(c) and 6.6 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.6 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

The following schedules have been deleted herefrom, but are available to the Commission upon request:

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Deposit Accounts
Schedule 8	Section 3.4 Existing Exclusions